CONSULTING SERVICES AGREEMENT

This Agreement is made and entered into as of the 18th day of June 2009 by and between;

Ruby Creek Resources Inc. ("the Company") currently located at #400, 409 Granville Street, Vancouver, BC, Canada,

and

343984 BC Ltd ("343984"), a privately-owned company with its main business office located at 7057 Woodcrest Place, Delta, BC, Canada. It is understood that 343984 is the personal and wholly owned holding company of Brian Roberts, currently a director of the Company.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purpose:
The Company hereby engages 343984 for the term specified in Paragraph 2 hereof to render administration advice and assistance to the Company as Consultant in respect to aspects of a change of control transaction proposed for the Company, upon the terms and conditions set forth herein ("Services").

2. Term:
This Agreement shall be effective from the date first written above for to September 30, 2009, and may be re-negotiated thereafter if both of the parties wish to do so.

3. Services :
During the term of this Agreement, 343984 shall use its best efforts to provide the Company with administration assistance as is reasonably requested by the Company, and which will, as a minimum, include the following:
- preparation of draft resignation letters for current directors and officers;
- preparation of director minutes approving the change of control transaction;
- arrange for preparation in draft form, of any required SEC and Sedar filings regarding the change of control transaction and changes of directors and control persons;
- preparation of a draft Form 10Q needed for SEC filing on or before July 14, 2009;
- assistance in negotiation of an amended property agreement on the existing More Creek property; and
- assistance in handling existing accounts payable discussions.
- preparation of a draft Form 10K needed for SEC filing on or before September 30, 2009;

and assistance with all required regulatory filings.

4. Compensation:
In consideration for the Services to be rendered by 343984 to the Company pursuant to this Agreement going forward, 343984 shall be compensated with a US$2,500 monthly fee, payable upon signing of this agreement.

RTJ

5. Expenses of 343984 :
In addition to the compensation payable, the Company shall reimburse 343984 for all pre-approved travel and out-of-pocket expenses incurred in connection with the Services performed by 343984 pursuant to this Agreement.

6. Company Information:
Except as contemplated by the terms hereof or as required by applicable law, 343984 shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as 343984 determines to have a need to know.

7. Indemnification:
The Company shall indemnify and hold 343984 and its employees harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the Services rendered by 343984 or any transactions in connection with this Agreement

8. Miscellaneous:

This Agreement between the Company and 343984 constitutes the entire agreement and understanding of the Parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

9. Notices:

If to the Company, to:	Ruby Creek Resources, Inc. Rob Slavik, President Email; rts772telus.net Fax: 866.672.4992
If to 343984 , to:	Brian Roberts, President, 343984 BC Ltd., 7057 Woodcrest Place, Delta, BC, Canada, V4E 2P2 Email; brianr@dccnet.com

This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, without giving effect to conflict of law principles.

ATJ

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

RUBY CREEK RESOURCES, INC.	**343984 BC Ltd.**
By: R T Slavik	By: ______________________
Rob Slavik	Brian Roberts